LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made as of this 23rd day of July, 2004 by and between Maryland DEPARTMENT OF BUSINESS AND ECONOMIC DEVELOPMENT, a principal department of the State of Maryland (the “Lender”), and UNIVEC, INC., a Delaware corporation (the “Borrower”), witnesseth:

The Borrower has applied to the Lender for a loan from the Maryland Economic Adjustment Fund (the “Fund”) in the principal amount of Two Hundred Fifty Dollars ($250,000) (the “Loan”) to be used by the Borrower to purchase equipment. Pursuant to Article 83A, §6-503, Fund proceeds may be used to make loans in communities suffering dislocation due to defense adjustments to enable the companies to modernize their manufacturing operations, develop commercial applications for technology, or enter into and compete in new economic markets.

The Lender is willing to accommodate the Borrower upon and subject to the terms, conditions, and provisions of this Agreement.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

All accounting terms not specifically defined herein shall have the meanings assigned to them as determined by generally accepted accounting principles, consistently applied. Unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

1.1. “Closing Date” means the date of this Agreement.

1.2. “Events of Default” means those events set forth in Section 6 hereof.

1.3. “Expense Payment” means a payment advanced by the Lender pursuant to the provisions of Section 5.31 hereof, each such payment being called an “Expense Payment” and collectively the “Expense Payments.”

1.4. “Facility” means the Borrower’s facility to be located at 4810 Seton Drive, Baltimore, MD 21215

1.5. “Financing Statement” means the Financing Statement from the Borrower for the benefit of the Lender.

1.6. “Letter of Credit” means an irrevocable standby letter of credit in an amount equal to $100,000, issued by a commercial lender acceptable to the Department, for the benefit of the Department, as security for repayment of the Loan, with a term of 5 years from the date of issuance, and in form and substance approved by the Department and its counsel.

1.7. “Liabilities” means the obligation of the Borrower to pay (a) the unpaid principal amount of the Note, plus all accrued and unpaid interest thereon, (b) all unpaid Expense Payments, (c) all unpaid Liquidation Costs, and (d) all other charges, interest, and expenses chargeable by the Lender to the Borrower under this Agreement and the other Loan Documents.

1.8. “Lien” means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance, lien, or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

1.9. “Liquidation Costs” means all expenses, charges, costs, and fees (including without limitation attorneys’ fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) the collection or enforcement of any of the Liabilities and (b) the collection or enforcement of any of the Loan Documents.

1.10. “Loan” means the loan in the principal amount of $250,000 to be made by the Lender to the Borrower pursuant to the terms and conditions of this Agreement.

1.11. “Loan Documents” means collectively the Note, this Agreement, and any other instrument, document, and agreement now and hereafter evidencing, securing, guarantying, indemnifying, and given by the Borrower or any third party in connection with the Loan or any of the other Liabilities (including those documents set forth in Section 3 hereof) and any and all amendments thereto and modifications thereof.

1.12. “Note” means that Promissory Note described in Section 2.2 hereof and any and all amendments thereto and modifications thereof.

1.13. “Person” includes a corporation, an association, a partnership, an organization, a business, an individual, or a government or political subdivision thereof or governmental agency.

1.14. “Security Agreement” means the Security Agreement of even date herewith from the Borrower in favor of the Lender.

1.15. “Taxes” means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed, or imposed on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income, or profits, and all claims for sums which by law have or might become a lien or charge upon any. of its properties or assets.

SECTION 2. LOAN TO THE BORROWER

2.1. Loan Commitment. The Lender agrees, at the request of the Borrower, and subject to and in accordance with the terms, conditions, and provisions of this Agreement, the availability of State funding and adequate appropriations, and compliance with all applicable Laws, to make a loan to the Borrower on even date herewith in the principal amount of $250,000 (the “Loan”). The commitment of the Lender to make the Loan pursuant to the provisions of this Agreement is herein called its “Loan Commitment.”

2.2. Note. The Loan shall be evidenced by and repaid in accordance with the terms of the Borrower’s Promissory Note to the Lender, in form and content satisfactory to the Lender, of even date herewith, duly executed by the Borrower, and in the principal amount of the Loan (the “Note”).

2.3. Optional Prepayments. The Borrower shall have the right to prepay the Note in whole at any time or in part from time to time without premium or penalty in an amount not less than One Hundred Dollars ($100), provided that interest accrued and unpaid on the amount so prepaid is paid at the time of such prepayment.

SECTION 3. CONDITIONS OF LENDING

Conditions Precedent to the Loan. The obligation of the Lender to make the Loan is subject to the following express conditions precedent:

A. Loan Documents. The Borrower shall have delivered to the Lender the following:

1. Note. The executed Note;

2. Letter of Credit. The executed Letter of Credit;

3. Security Agreement. The executed Security Agreement;

4. Financing Statement. The executed Financing Statement;

5. Borrower’s Resolutions. A certified copy of resolutions of the Borrower’s Board of Directors authorizing the execution, delivery, and performance of this Agreement, the Note, and the other Loan Documents;

6. Borrower’s Charter and By-Laws. A copy, certified by the Borrower’s corporate secretary, of the Borrower’s charter and by-laws;

7. Incumbency Certificate. A certificate of the Borrower’s corporate secretary as to the incumbency and signatures of the officers of the Borrower signing this

Agreement, the Note, the other Loan Documents, and any other documents to be delivered pursuant hereto;

8. Good Standing Certificate. A certificate, as of the most recent date . practicable, of the Maryland State Department of Assessments and Taxation as to the good standing of the Borrower;

9. Opinion of Borrower’s Counsel. A written opinion of Paul Shelton, Esq., the Borrower’s counsel, addressed to the Lender and in form acceptable to the Lender;

10. BDC Agreement. Agreement with Baltimore Development Corporation regarding shared collateral.

11. Miscellaneous. Such other documents, instruments, opinions, and agreements as the Lender and its counsel may require in their discretion.

B. Lender’s Counsel All legal matters incident to this Agreement shall be satisfactory to counsel for the Lender, and the Borrower shall have reimbursed the Lender for the reasonable fees and expenses of Lender’s counsel in connection with the preparation of this Agreement and all matters incident thereto.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Lender to make the Loan hereunder, the Borrower hereby makes the following representations and warranties to the Lender:

4.1. Good Standing. The Borrower (a) is a corporation duly organized and existing in Delaware, and in good standing under the laws of the State of Maryland, and (b) has the power to own its property and to carry on its business and is qualified to do business and is in good standing in each jurisdiction in which the character of properties owned by it or the transaction of its business makes such qualification necessary.

4.2. Authority. The Borrower has full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver the Note and the other Loan Documents to which it is a party, and to perform and comply with the terms, conditions, and agreements set forth herein and therein, all of which have been duly authorized by all proper and necessary corporate action of the Borrower. No consent or approval of the shareholders of the Borrower or of any governmental authority is required as a condition to the validity of this Agreement, the Note, or the other Loan Documents.

4.3. Binding Agreement. This Agreement constitutes, and the Note and the other Loan Documents constitute or will constitute when issued and delivered for value received, the valid and legally binding obligations of the Borrower enforceable in accordance with their respective terms.

4.4. Litigation. There are no proceedings pending or, so far as any person signing below as or on behalf of the Borrower knows, threatened before any court or administrative agency which will materially adversely affect the financial condition or operations of the Borrower.

4.5. No Conflicting Agreements. There are no provisions of the Borrower’s charter and by-laws and no provisions of any existing mortgage, deed of trust, indenture, contract, lease, or agreement binding on the Borrower or affecting its property which would conflict with or in any way prevent the execution, delivery, or carrying out the terms of this Agreement, the Note, or the other Loan Documents.

4.6. Financial Condition. The Borrower’s financial statements, copies of which have been furnished to the Lender, were prepared in accordance with generally accepted accounting principles consistently applied and are complete and correct and fairly and accurately present the financial condition of the Borrower as of their date and the results of its operations for the period then ended. There has been no material adverse change in the financial condition of the Borrower or the results of its operations since the date of such financial statements.

4.7. Information. All information contained in any financial statement, application, schedule, report, certificate, opinion, or any other document given by the Borrower or by any other person in connection with the Loan or with any of the Loan Documents is in all respects true and accurate, and the Borrower or such other person has not omitted to state any material fact or any fact necessary to make such information not misleading.

4.8. Assets and Properties. The Borrower has good and merchantable title to all of its assets and properties, and there are no Liens outstanding against any of these assets and properties.

4.9. Taxes. All Taxes imposed upon the Borrower and its properties, operations, and income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof except for those Taxes being contested in good faith and by appropriate proceedings by the Borrower.

4.10. Names of Borrower. The Borrower has never done business under any name other than the name of the Borrower set forth in this Agreement except as follows: Not applicable.

4.11. Violation of Laws, etc. Neither the consummation of the Loan nor the use, directly or indirectly, of all or any portion of the proceeds of the Loan hereunder will violate or result in a violation of any provision of any applicable statute, regulation, or order of, or any restriction imposed by, the State of Maryland or the United States of America or by any authorized official, board, department, instrumentality, or agency thereof.

SECTION 5. BORROWER’S COVENANTS

Until payment in full of all of the Liabilities:

5.1. Use of Loan Proceeds. The Borrower will use the proceeds of the Loan, in accordance with the strategic business plan application, to modernize manufacturing operations, develop commercial applications for technology, or enter into and compete in new economic markets.

5.2. No Discrimination. The Borrower covenants that it will not discriminate on the basis of race, color, sex, religion, or national or ethnic origin in its hiring of contractors to carry out any portion of the project funded by proceeds of the Loan. The Borrower further covenants that it shall prohibit its contractors from engaging in such discrimination in the hiring of subcontractors to carry out any portion of the project funded by proceeds of the Loan.

5.3. Taxes. Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, the Borrower will pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof.

5.4. Insurance. The Borrower will (a) at all times maintain with well-rated and responsible insurance companies such insurance as is required by applicable laws and such other insurance in such amounts, of such types, and against such risks, hazards, liabilities, casualties, and contingencies as is customarily maintained by companies similarly situated, and (b) file with the Lender upon request a detailed list of the insurance then in effect and stating the names of the insurance companies, the types, the amounts, and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby, and, within thirty (30) days after notice in writing from the Lender, obtain such additional insurance as the Lender may reasonably request.

5.5. Public Liability Insurance. The Borrower will at all times maintain public liability insurance against such casualties or risks in such form and amounts as may from time to time be reasonably required by the Lender.

5.6. Maintain Existence. The Borrower will at all times maintain in full force and effect its corporate existence, rights, privileges, and franchises and qualify and remain qualified in all jurisdictions where qualification is required.

5.7. Compliance with Laws. The Borrower will at all times comply with all applicable federal, state, and local laws, rules, and regulations, (including without limitation ERISA laws), and orders of any court or other governmental authority having jurisdiction.

5.8. Books, Records, and Inspections. The Borrower will at all times (a) maintain complete and accurate books and records and (b) permit any person designated by the Lender to enter, examine, audit, and inspect all properties, books, operations, and records of the Borrower during normal business hours wherever such properties, books, and records are located.

5.9. Employment Count. The Borrower will, upon request (which shall not be made more frequently than twice annually), supply the employment count at the Facility to the Lender.

5.10. Financial Statements. The Borrower will furnish to the Lender:

(a) as soon as available but in no event more than 45 days after the close of each of the Borrower’s fiscal quarters, consolidated and consolidating balance sheets of the Borrower and its subsidiaries as of the close of such period and consolidated and consolidating income and expense statements for such period, and

(b) as soon as available but in no event more than 90 days after the close of each of the Borrower’s fiscal years, (A) a copy of the annual financial statement in reasonable detail satisfactory to the Lender relating to the Borrower and its subsidiaries, prepared in accordance with generally accepted accounting principles and audited by an independent accountant, which financial statement shall include a consolidated and consolidating balance sheet of the Borrower and its subsidiaries as of the end of such fiscal year, and a consolidated and consolidating statement of earnings and surplus of the Borrower and its subsidiaries for such fiscal year, and (B) a cash flow projection report prepared by the Borrower in a format acceptable to the Lender; and

(c) as soon as available but in no event more than 90 days after the close of each of the Borrower’s fiscal years, a letter or opinion of the independent accountant who audited the annual financial statement relating to the Borrower and its subsidiaries stating whether anything in such independent accountant’s examination has revealed the occurrence of an event which constitutes an event of default under any of the documents, or which would constitute such an event of default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto, unless such independent accountant, as a matter of general policy, does not give such letters or opinions; and

(d) such additional information, reports or statements as the Lender may from time to time reasonably request.

5.11. Drug and the Alcohol Free Workplace. The Borrower warrants that the Borrower shall comply with the State of Maryland’s policy concerning Drug and Alcohol Free Workplaces, as set forth in the Code of Maryland Regulations 01.01. 1989.18 and 21.11.08 and shall remain in compliance throughout the term of this Agreement. The Borrower certifies that it shall make a good faith effort to eliminate illegal drug use and alcohol and drug abuse from its workplace during the term of this agreement.

5.12. ERISA Compliance. The Borrower will not violate the relevant provisions of the Employee Retirement Security Act of 1974, as amended.

5.13. Borrowing. The Borrower shall not create, incur, assume or suffer to exist any liability for borrowed money, except (i) indebtedness in existence on the Closing Date and of which the Borrower has informed the Lender in writing prior to the Closing Date, (ii) indebtedness of the Borrower or any subsidiary secured by encumbrances specifically permitted by subsection 5.14 below, and (iii) short-term trade indebtedness incurred in the ordinary course of the Borrower’s business operations.

5.14. Mortgages and Pledges. The Borrower shall not create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind upon any of its property or assets, whether now owned or hereafter acquired, except:

(a) encumbrances permitted by the Lender,

(b) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings,

(c) liens in connection with workers’ compensation, unemployment insurance or other social security obligations,

(d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business,

(e) mechanics’, workers’, materialmen’s, landlords’, carriers’, or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith,

(f) any mortgage created in connection with the refinancing of indebtedness in existence on the Closing Date, and

(g) any mortgage, encumbrance or other lien upon, or security interest in, any property, or interest therein, hereafter acquired by the Borrower or any subsidiary which mortgage, encumbrance, lien or security interest is created contemporaneously with such acquisition to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, encumbrance or lien upon, or security interest in, any such property hereafter acquired existing at the time of such acquisition, or the acquisition of any such property subject to any mortgage, encumbrance, lien, or security interest, without the assumption thereof, provided that (A) the indebtedness secured by any such mortgage, encumbrance, lien or security interest so created, assumed or existing shall not exceed 75% of the cost of the property covered thereby to the person acquiring the same, and (B) each such mortgage, encumbrance, lien or security interest shall attach only to the property so acquired and fixed improvements thereon, and (C) the acquisition to which any such mortgage, encumbrance, lien or security interest relates shall not result in a default under any provision of the loan documents.

5.15. Merger, Acquisition or Sale of Assets. The Borrower shall not enter into any merger or consolidation or acquire all or substantially all of the assets of any person, or sell,

lease, or otherwise dispose of any of its assets (except assets disposed of in the ordinary course of business), except that a solvent wholly-owned subsidiary may be merged or consolidated with another solvent wholly-owned subsidiary or into the Borrower.

5.16. Subsidiaries. The Borrower shall not create any subsidiaries without the prior written consent of the Lender.

5.17. Loans. The Borrower shall not make loans or advances to any person.

5.18. Contingent Liabilities. The Borrower shall not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) guarantees by the Borrower of contractual obligations (other than for the payment of borrowed money) of any wholly-owned subsidiary.

5.19. Investments. The Borrower shall not purchase or acquire the obligations or stock of, or any other or additional interest in, any person whatsoever, except (i) general obligations of, or obligations unconditionally guaranteed as to principal and interest by, the United States of America, (ii) bonds, debentures, participation certificates or notes issued by any agency or corporation which is or may hereafter be created by Act of the Congress of the United States as an agency or instrumentality thereof, (iii) public housing bonds, temporary notes or preliminary loan notes, fully secured by contracts with the United States, and (iv) certificates of deposit issued by a lender acceptable to the Lender.

5.20. Dividends and Purchase of Stock. The Borrower shall not declare any dividends (other than dividends payable in capital stock of the Borrower) on any shares of any class of its capital stock (other than preferred stock outstanding on the date hereof) or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower, or permit any subsidiary to purchase or acquire any shares of any class of capital stock of the Borrower, without the prior written consent of the Lender.

5.21. Sale of Stock of Subsidiaries. The Borrower shall not sell or otherwise dispose of any shares of capital stock of any subsidiary (except in connection with a merger or consolidation of any solvent wholly-owned subsidiary into the Borrower or with another solvent wholly-owned subsidiary or the dissolution of any subsidiary) or permit any subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

5.22. Liabilities of Subsidiaries. The Borrower shall not permit any subsidiary to have any liabilities except (i) liabilities (other than for borrowed money) incurred in the ordinary course of business, and (ii) liabilities for borrowed money to the extent permitted by subsection 5.13 above.

5.23. Sale and Leaseback. The Borrower shall not directly or indirectly enter into any arrangement whereby the Borrower or any subsidiary shall sell or transfer all or any substantial part of its fixed assets then owned by it and shall thereupon, or within one year thereafter, rent or lease the assets so sold or transferred.

5.24. Management. The Borrower shall not fail to notify the Lender of any change in the executive management of the corporation, giving specific reasons for any such change.

5.25. Payments to Stockholders, Directors or Officers. Unless the Borrower obtains the prior written consent of the Lender, which consent shall not be unreasonably withheld, the Borrower shall not pay or lend, or permit any payment of or loan of, either directly or indirectly, any sum or sums of money to any of the Borrower’s stockholders, directors or officers for any purpose whatsoever, provided however that the Borrower may pay employees who are stockholders, directors or officers a salary not to exceed their salary as of December 31, 2002.

5.26. Transfer of Assets. The Borrower shall not enter into any arrangement whereby the Borrower shall sell, transfer, assign, or otherwise dispose of all or any substantial part of the assets then owned by the Borrower except any arrangement that would not result in a decrease in the Borrower’s net worth.

5.27. Litigation. The Borrower will promptly notify the Lender of any litigation instituted or threatened against the Borrower and of the entry of any judgment or lien against any of the Borrower’s assets or properties.

5.28. Preservation of Properties. The Borrower will at all times (a) maintain its properties, whether owned or leased, in good operating condition, and from time to time will make all proper repairs, renewals, replacements, additions, and improvements thereto needed to maintain such properties in good operating condition, (b) comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder, and (c) comply with all laws, rules, regulations, and orders applicable to the properties or any part thereof; provided, however, that nothing contained in this section shall require the making of any repair, renewal, replacement, addition, or improvement of or to a particular property or the continued maintenance of any property which would not be required in the exercise of sound business judgment.

5.29. Baltimore City. In the event that the Borrower moves its operations from the Facility to a location outside Baltimore City, Maryland, before the end of the term of this Agreement, the Borrower immediately will repay in full all amounts owing under the Loan.

5.30. Reports to Stockholders. The Borrower will furnish to the Lender, promptly upon the filing or making thereof, at least one (1) copy of all financial statements, reports, notices, and proxy statements sent by it to its stockholders.

5.31. Expense Payments. If the Borrower shall fail to make any payment or otherwise fail to perform, observe, or comply with any of the conditions, covenants, terms, stipulations, or agreements contained herein, the Lender without notice to or demand upon the Borrower and without waiving or releasing any obligation or any Event of Default may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon any premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose. All sums so paid or advanced by the Lender (the “Expense Payments”), together with interest thereon from the date paid, advanced, or incurred until repaid in full at a per annum rate of interest equal at all times to the then highest rate of interest charged on the principal of any of the Liabilities, plus one percent (1%) per annum, shall be paid by the Borrower to the Lender upon demand by the Lender.

SECTION VI. EVENTS OF DEFAULT

The occurrence of any one or more of the following events (the “Events of Default”) shall constitute an event of default hereunder:

6.1. Failure to Pay Interest. If the Borrower shall fail to pay any interest on any of the Liabilities, including, without limitation, the Note and the Loan, when and as due and payable; or

6.2. Failure to Pay Principal, etc. If the Borrower shall fail to pay the principal of any of the Liabilities, including, without limitation, the Note and the Loan, or any of the other Liabilities when and as due and payable; or

6.3. Terms, Conditions, and Covenants of This Agreement. If the Borrower shall fail to duly perform, comply with, or observe any of the other terms, conditions, or covenants contained in this Agreement; or

6.4. Representations and Warranties. If any representation, warranty or any statement or representation made in any report, opinion, schedule, officer’s certificate, or other certificate or any other information given by the Borrower or furnished in connection with the Loan shall prove to be false or incorrect in any material respect on the date as of which made; or

6.5. Default under Loan Documents. If an event of default (as described or defined therein) shall occur or exist under the provisions of any of the other Loan Documents; or

6.6. Default under Other Obligations. If any obligation of the Borrower (other than the Liabilities) for the payment of borrowed money, including without limitation the Borrower’s debt to Baltimore Development Corporation, becomes or is declared to be due and payable prior to the expressed maturity thereof and the time of payment is not extended by the lender; or

6.7. Judgment against Borrower. If any judgment against the Borrower or any attachment or other levy against the property of the Borrower with respect to a claim remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of thirty (30) days; or

6.8. Bankruptcy, Insolvency, etc. If the Borrower becomes insolvent or generally does not pay its debts as they become due, or if a petition for relief in a bankruptcy court is filed by the Borrower, or if the Borrower applies for, consents to, or acquiesces in the appointment of a trustee, custodian, or receiver for the Borrower or any of its assets and property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent, or acquiescence, a trustee, custodian, or receiver is appointed for the Borrower or for a substantial part of the assets and property of the Borrower and is not discharged within thirty (30) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding or case under any bankruptcy or insolvency law or any dissolution or liquidation proceeding is instituted against the Borrower and is consented to or acquiesced in by the Borrower or remains for sixty (60) days undismissed; or the Borrower takes any action to authorize any of the actions described in this subsection; or

6.9. Adverse Change. If the Lender determines in good faith that a material adverse change has occurred in the financial condition of the Borrower from the financial condition set forth in the most recent financial statement furnished to the Lender, or from the financial condition of the Borrower most recently disclosed to the Lender in any manner; or

6.10. Prospect of Payment. If the Lender determines in good faith that the prospect of payment of any of the Liabilities is impaired.

SECTION VII. RIGHTS AND REMEDIES

If any one or more Events of Default shall occur, then in each and every such case, the Lender at its option may at any time thereafter exercise and/or enforce any or all of the following rights and remedies:

7.1. Commitment. Terminate its Loan Commitment.

7.2. Acceleration. Declare without notice to the Borrower all of the Liabilities to be immediately due and payable, whereupon the same shall become due and payable, together with accrued and unpaid interest thereon, without presentment, demand, protest, or notice, all of which the Borrower hereby waives.

7.3. Exercise of Rights and Remedies. Exercise any rights and remedies available to the Lender under this Agreement, the Note, the other Loan Documents, and under applicable laws, including exercising the Department’s rights under the Letter of Credit.

7.4. Liquidation Costs. The Borrower shall reimburse and pay to the Lender upon demand all costs and expenses (the “Liquidation Costs”), including, without limitation,

attorneys’ fees and expenses, advanced, or incurred by, or on behalf of the Lender in collecting and enforcing the Liabilities and/or the Loan Documents. All Liquidation Costs shall bear interest payable by the Borrower to the Lender upon demand from the date advanced or incurred until paid in full at a per annum rate of interest equal at all times to the then highest rate of interest charged on the principal of any of the Liabilities, plus one percent (1%) per annum.

7.5. Remedies, etc., Cumulative. Each right, power, and remedy of the Lender as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies.

7.6. No Waiver, etc. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Agreement or of any of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under the Note or under any of the other Loan Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement, the Note, or any of the other Loan Documents, or to declare an Event of Default for failure to effect such prompt payment of any such other amount.

SECTION VIII. MISCELLANEOUS

8.1. Survival. All covenants, agreements, representations, and warranties made herein and in any other instruments or documents delivered pursuant hereto shall survive the execution and delivery of the Note and shall continue in full force and effect so long as any of the Liabilities are outstanding and unpaid.

8.2. Notices. All notices, demands, requests, consents, or approvals required under this Agreement to be in writing shall be deemed to have been properly given if and when mailed by first class certified mail, return receipt requested, postage prepaid, if to the Lender, to Financing Programs Accounting & Administration, Department of Business and Economic Development, 22nd Floor, Redwood Tower, 217 East Redwood Street, Baltimore, Maryland 21202, and if to the Borrower at 10 E. Baltimore Street, Suite 1404, Baltimore, MD 21202, or at such other address as the Borrower or the Lender shall have furnished to the others in writing. Payments shall be made to the Lender at P.O. Box 41438, Baltimore, MD 21279-1438.

8.3. Change, etc. Neither this Agreement nor any term, condition, representation, warranty, covenant, or agreement hereof may be changed, waived, discharged, or terminated orally but only by an instrument in writing by the party against whom such change, waiver, discharge, or termination is sought.

8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

8.5. Terms Binding. All of the terms, conditions, stipulations, warranties, representations, and covenants of this Agreement shall apply to and be binding upon, and shall inure to the benefit of, the Borrower and the Lender and each of their respective heirs, personal representatives, successors, and assigns.

8.6. Gender, etc. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders.

8.7. Headings. The section and subsection headings in this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

8.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

8.9. Consent to Jurisdiction; Service of Process. The Borrower hereby agrees and consents that any action or proceeding arising out of or brought to enforce the provisions of this Agreement may be brought in any appropriate court in the State of Maryland or in any other court having jurisdiction over the subject matter, all at the sole election of the Lender, and by the execution of this Agreement the Borrower irrevocably consents to the jurisdiction of each such court. The Borrower hereby irrevocably appoints Paul Shelton, Esq., McKennon Shelton & Henn, 401 East Pratt St., Suite 2315, Baltimore, MD 21202, as its agent to accept service of process for it and on its behalf in any proceeding brought pursuant to the provisions of this subsection and to receive any notices required pursuant to or by the terms of this Agreement.

8.10. Further Assurances and Corrective Instruments. The parties hereto agree that they will, from time to time, execute and deliver, or cause to be executed and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of the parties to, or facilitating the performance of, this Agreement.

8.11. Estoppel Certificate. The Borrower will, upon not less than ten (10) business days’ request by the Lender or any other party to this transaction, execute, acknowledge, and deliver to such person a statement in writing, certifying (a) that this Agreement is unmodified and in full force and effect and the payments required by this Agreement to be paid by the Borrower have been paid, and (b) the then unpaid principal balance of the Note; and stating whether or not to the knowledge of the signer of such certificate any party to any of the Loan Documents is in default in the performance of any covenant, agreement, or condition contained therein and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant to this section may be relied upon by the Lender and the other parties to this transaction.

8.12. Prior Agreements Canceled. Except for (a) the other Loan Documents, or (b) any other document or agreement to the extent specifically provided therein, (i) this Agreement shall completely and fully supersede all other prior or contemporaneous agreements, both written and oral, by and among the Borrower, the Lender, and the other parties to this transaction (and any prior or contemporaneous agreements by and between any two or more of the foregoing), and (ii) none of the parties to this Agreement shall hereafter have any rights thereunder, but shall look solely to this Agreement and the other Loan Documents for definitions and determination of all of their respective rights, obligations, and responsibilities relating to the Liabilities.

8.13. Illegality. If fulfillment of any provision hereof or any transaction related hereto or to the other Loan Documents, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; provided, however, that if any such provision pertains to the repayment of the Liabilities, the occurrence of any such invalidity shall constitute an Event of Default hereunder.

8.14. Assignment. The benefits of this Agreement and the other Loan Documents may not be assigned, in whole or in part, by the Borrower without the prior written consent of the Lender; nor may any duties imposed by this Agreement or the other Loan Documents be delegated, in whole or in part, by the Borrower without prior written consent of the Lender.

8.15. Indemnification. The Borrower releases the Lender and its agents and employees from, agrees that the Lender and its agents and employees shall not have any liability for, and agrees to protect, indemnify, and save harmless the Lender, its agents and employees from and against, any and all liabilities, suits, actions, claims, demands, losses, expenses and costs of every kind and nature, including reasonable attorney’s fees, incurred by or asserted or imposed against the Lender, its agents and employees as a result of or in connection with the Loan or the Facility. All money expended by the Lender as a result of such liabilities, suits, actions, claims, demands, losses, expenses or costs, together with interest at a rate not to exceed the maximum interest rate permitted by law, shall be immediately and without notice due and payable by the Borrower to the Lender.

IN WITNESS WHEREOF, the Lender and the Borrower have each caused this Agreement to be executed under seal as of the day and year first above written.

WITNESS/ATTEST:	LENDER:

DEPARTMENT OF BUSINESS AND ECONOMIC DEVELOPMENT

/s/ Illegible	By:	/s/ Celester A. Hall	(SEAL)
Celester A. Hall
Deputy Assistant Secretary Financing Programs

WITNESS/ATTEST:	BORROWER:

UNIVEC, INC.

/s/ Illegible	By:	/s/ David L. Dalton	(SEAL)
David L. Dalton
CEO/President